UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 9, 2013
        PhotoMedex, Inc.
(Exact Name of Registrant Specified in Charter)

Nevada	0-11635	59-2058100
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

100 Lakeside Drive, Suite 100, Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   215-619-3600
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

On December 9, 2013, PhotoMedex, Inc. (the “Company”) issued a press release entitled “NO!NO! MARKS SIXTH YEAR ON LIVE TELEVISION HOME SHOPPING WITH SUCCESSFUL LAUNCH OF NO!NO! PRO3 DURING 24-HOUR EVENT” announcing the successful launch of no!no! PRO3 this past weekend, with consumers purchasing approximately 31,200 units and $8.4 million of retail sales in a 24-hour period on live television home shopping in the U.S.  no!no! PRO3 is the Company’s third new model successfully launched on U.S. live television home shopping and this is the sixth consecutive year that no!no! hair-removal products have been featured in this television format. Following the 2010 launch of the no!no! 8800, hundreds of thousands of units have been sold on live television home shopping in the U.S.

ITEM 9.01                      Financial Statements and Exhibits.

(d) EXHIBITS.

99.1	Press Release dated December 9, 2013 issued by PhotoMedex, Inc.

In accordance with General Instruction B.2 of Form 8-K, the information in this current report, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOMEDEX, INC.
Date: December 12, 2013	By: /s/ Dennis M. McGrath
Dennis M. McGrath President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                      Description

99.1                      NO!NO! MARKS SIXTH YEAR ON LIVE TELEVISION HOME SHOPPING WITH SUCCESSFUL LAUNCH OF NO!NO! PRO3 DURING 24-HOUR EVENT” dated December 9, 2013.